                                                                     EXHIBIT 4.8





                           AMENDMENT AND RESTATEMENT
                                       OF
                                TRUST AGREEMENT

Article                   Table of Contents
- -------                   -----------------
FIRST                     Acceptance of Property; Directed Accounts . . . . . . . . . . . . . . . .        2

SECOND                    Investment Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2

THIRD                     Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4

FOURTH                    Administrative Powers . . . . . . . . . . . . . . . . . . . . . . . . . .        4

FIFTH                     Guaranteed Income Contracts . . . . . . . . . . . . . . . . . . . . . . .        8

SIXTH                     Fiduciary Standards . . . . . . . . . . . . . . . . . . . . . . . . . . .        9

SEVENTH                   Prohibition of Diversion  . . . . . . . . . . . . . . . . . . . . . . . .       10

EIGHTH                    Hold Harmless . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10

NINETH                    Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11

TENTH                     Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12

ELEVENTH                  Compensation and Expenses . . . . . . . . . . . . . . . . . . . . . . . .       12

TWELFTH                   Resignation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .       12

THIRTEENTH                Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13

FOURTEENTH                Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13

FIFTEENTH                 Plan-to-Plan Transfers; Rollovers . . . . . . . . . . . . . . . . . . . .       14

SIXTEENTH                 Adopting Employers  . . . . . . . . . . . . . . . . . . . . . . . . . . .       14

SEVENTEENTH               Alienation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15

EIGHTEENTH                Bond  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15

NINETEENTH                Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15

TWENTIETH                 Communications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15

TWENTYFIRST               Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16

                           AMENDMENT AND RESTATEMENT
                                       OF
                                TRUST AGREEMENT

                 WHEREAS, effective as of July 1, 1992, The Western Company of North America hereinafter referred to as the "Company", adopted the Western Company Retirement Savings Plan, hereinafter referred to as the "Plan", for the purpose of providing retirement and related benefits to eligible employees of the Company and their beneficiaries; and

                 WHEREAS, the Administrative Committee, the members of which are "named fiduciaries" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (which named fiduciaries are hereinafter referred to as the "Committee") has general responsibility for administration of the Plan and for reviewing the investment performance of the Trustee thereunder; and

                 WHEREAS, the Plan calls for the establishment of a trust to which contributions are to be made by the Company to be held by the Trustee and to be managed, invested and reinvested for the exclusive benefit of participants of the Plan and their beneficiaries; and

                 WHEREAS, the Plan and trust are intended to qualify as a plan and trust which meet the applicable requirements of Section 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, hereinafter referred to as the "Code"; and

                 WHEREAS, on April 1, 1981, the Company entered into an agreement of trust, hereinafter referred to as the "Trust", with FIRST NATIONAL BANK OF FORT WORTH, and now wishes to enter into an Agreement of Trust with UNITED STATES TRUST COMPANY OF NEW YORK, a corporation organized and existing under the laws of the State of New York, having its principal place of business at 114 West 47th Street, New York, New York, hereinafter referred to as the "Trustee"; and

                 WHEREAS, the Company retained the right in the Trust to amend the same; provided, however, that any amendment changing the duties and liabilities of the Trustees will not be effective unless the Trustees consent thereto in writing; and

                 WHEREAS, the Company now desires to amend and restate the Trust in its entirety; and

                 NOW, THEREFORE, the Company, with the consent of the Trustees, hereby amends and restates the Trust Agreement in its entirety as follows:

                 FIRST: Acceptance of Property: The Trustee shall accept such cash and other property as is tendered to it as contributions hereunder, and as is acceptable to it, hereinafter referred to as the "Trust Fund", but shall not be under any duty to require the Company or any other adopting employer to contribute to the Trust Fund or to determine whether the amount of any contribution has been correctly computed under the terms of the Plan. In no event shall the Trustee be considered a party to the Plan. The Trustee shall have only such duties with respect to the Plan as are set forth in this agreement.

                 SECOND: Investment Powers. The Trustee shall invest and reinvest the principal and income of the Trust Fund, without distinction between principal and income, in such securities or other property, real or personal, within or without the United States, as it in its sole discretion shall deem proper including, without limitation, interests and part interests in any bond and mortgage or note and mortgage and interests and part interests in certificates of deposit, commercial paper and other short-term or demand obligations, secured or unsecured, whether issued by governmental or quasi-governmental agencies or corporations or by any firm or corporation, capital, common and preferred, voting and nonvoting stock (regardless of dividend or earnings record), warrants, options (including options written by the Company), puts, calls, straddles, spreads, voting trust certificates, equipment trust and receivers, certificates, fractional oil and gas and mineral interests, timber rights, and all other forms of private and governmental securities (both foreign and domestic) including an employer security, as such term is defined in Section 407(d) of ERISA, or in any fund created and administered by it as the trustee thereof for the collective investment of the assets of employee benefit trusts, as long as such collective investment fund is a qualified trust under the applicable provisions of the Code and while any portion of the Trust Fund is so invested, such collective investment fund shall constitute part of the Plan, and the instrument creating such fund shall constitute part of this agreement. The Trustee may in its sole discretion keep such portion of the Trust Fund in cash and cash balances or hold all or any portion of the Trust Fund in savings accounts, certificates of deposit, and other types of time or demand deposits with any financial institution or quasi-financial institution, either domestic or foreign (including any such institution operated or maintained by the Trustee in its corporate capacity) as the Trustee may from time to time determine to be in the best interests of the Trust Fund. Notwithstanding the foregoing, unless otherwise authorized by ERISA or by regulations promulgated by the Secretary of the Department of Labor, the Trustee shall maintain the indicia of ownership of all securities or other investments within the jurisdiction of the District Courts of the United States.

                 To the maximum extent permitted by law, the Trustee shall not be liable for the acquisition, retention or disposition of any assets of the Trust Fund or for any loss to or diminution of such assets unless due to the Trustee's own willful misconduct or failure to act in good faith.

                 The Committee may appoint an "investment manager", as defined in Section 3(38) of ERISA. Any investment manager so appointed shall be (i) an investment adviser registered as such under the Investment Advisers Act of 1940 (the "Act"), (ii) a "bank" (as defined in the Act) or (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States. The Committee shall notify the Trustee of any such appointment by delivering to the Trustee an executed copy of the instrument under which the investment manager is appointed and evidencing the investment manager's acceptance of such appointment, an acknowledgment by the investment manager that it is a fiduciary of the Plan, and a certificate evidencing the investment manager's current registration under the Investment Advisors Act of 1940 or other appropriate qualification. The Committee shall specify to the Trustee the portion of the Trust Fund which shall be subject to such investment management. The Trustee shall invest and reinvest the portion of the Trust Fund subject to such investment management only to the extent and in the manner directed by the investment manager in writing. During the term of such appointment, the Trustee shall have no liability for the acts or omissions of such investment manager, and except as provided in the preceding sentence, shall be under no obligation to invest or otherwise manage the portion of the Trust Fund subject to such investment management. The Trustee may maintain separate accounts within the Trust Fund for the assets of the Trust Fund subject to such investment management. The Committee may terminate its appointment of an investment manager at any time and shall notify the Trustee in writing of such termination. To the maximum extent permitted by

ERISA the Trustee shall be protected in assuming that the appointment of an investment manager remains in effect until it is otherwise notified in writing by the Committee.

                 In the event that the investment manager appointed hereunder is a bank or a trust company, or an affiliate of a bank or a trust company, the Trustee shall, upon the direction of the Committee, transfer funds to such bank, trust company, or affiliate for investment through the medium of any fund created and administered by such bank, trust company, or affiliate, acting as trustee therefor, for the collective investment of the assets of employee benefit trusts, provided that such fund is qualified under the applicable provisions of the Code and while any portion of the assets are so invested, such fund shall constitute part of the applicable plan or plans, and the instrument creating such fund shall constitute part of this Trust. In order to implement the provisions of this paragraph, the Trustee is authorized to enter into any required ancillary trust, agency or other type of agreement with an investment manager, or its affiliate, as described in the preceding sentence.

                 THIRD: Payments. Subject to the provisions of Article FOURTEENTH hereof, the Trustee shall from time to time transfer cash or other property from the Trust Fund to such persons, including an insurance company or companies or a paying agent designated by the Committee, at such addresses, in such amounts, for such purposes and in such manner as the Committee may direct, provided that such transfer is administratively feasible, and the Trustee shall incur no liability for any such payment made at the direction of the Committee. The Committee shall be solely responsible to insure that any payment made at its direction conforms with the provisions of the Plan, the provisions of this agreement, and ERISA, and the Trustee shall have no duty to determine the rights or benefits of any person in the Trust Fund or under the Plan or to inquire into the right or power of the Committee to direct any such payment.

                 FOURTH: Administrative Powers. The Trustee is authorized to exercise from time to time in its sole discretion the following powers in respect of any property, real or personal, of the Trust Fund, it being intended that these powers be construed in the broadest possible manner:

                 (1) power to sell at public or private sale for cash or upon credit or partly for cash and partly upon credit and upon such terms and conditions as it shall deem proper. No purchaser shall be bound to see to or be liable for the application of the proceeds of any such sale;

                 (2) power to exchange securities or property held by it for other securities or property, or partly for such securities or property and partly for cash, and to exercise conversion, subscription, option and similar rights with respect to securities held by it, and to make payments in connection therewith;

                 (3) power to write put options upon any kind of evidences of ownership or indebtedness, or contracts for the future delivery of evidences of ownership or indebtedness, and to enter into closing transactions for the purpose of terminating the same; provided that each such option shall be of a kind traded on a national securities exchange subject to regulation by the Securities and Exchange Commission; and further provided that the Trustee has set aside cash or cash equivalents in an amount equal to the exercise price of such options or has established put or futures contract positions offsetting such options;

                 (4) power to write call options upon any kind of evidences of ownership or indebtedness or contracts for the future delivery of evidences of ownership or indebtedness, or to write such call options against offsetting call options or futures contracts held in the Trust Fund, or cash, cash equivalents, or other readily marketable assets equal in value, determined on a daily basis, to the evidences of ownership or indebtedness subject thereto, and to enter into closing transactions for the purpose of terminating the same; provided that each such option shall be of a kind traded on a national securities exchange subject to regulation by the Securities and Exchange Commission;

                 (5) power to invest in contracts for the future delivery of United States Treasury bills, other financial instruments or securities of any kind, or indexes based on any group of securities, provided that each such future contract shall be of a kind traded on a national securities exchange subject to regulation by the Securities and Exchange Commission;

                 (6) power to vote in person or by proxy at corporate or other meetings and to participate in or consent to any voting trust, reorganization, dissolution, merger or other action affecting securities in its possession or the issuers thereof, and to make payments in connection therewith;

                 (7) power to own or to manage, administer, operate, lease for any number of years, regardless of any restrictions on leases made by fiduciaries except restrictions imposed by ERISA, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held in the Trust Fund, to hold any such real property in its own name or in the name of its nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity, and to cause to be formed a corporation, partnership, trust or other entity to hold title to any such real property with the aforesaid powers, all upon such terms and conditions as may be deemed advisable; to renew or extend or participate in the renewal or extension of any mortgage, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; and to exercise and enforce any and all rights of foreclosure, to bid on any property on foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such mortgage or guarantee;

                 (8) power to acquire, hold or dispose of property in unregistered form, or in its name without designation of fiduciary capacity, or in the name of its nominee or any custodian, and to the extent permitted by ERISA, to combine certificates representing investments with certificates representing investments of the same issue held by the Trustee in other fiduciary capacities, and to deposit property in a depository or clearing corporation or with the federal reserve bank in its district;

                 (9) power to compromise and adjust all debts or claims due to or made against it, to participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity;

                 (10) power to borrow money from any lender, in accordance with ERISA, in any amount and upon any reasonable terms and conditions, for purpose of this agreement, and to pledge or mortgage any property held in the Trust Fund to secure the repayment of any such loan;

                 (11) power to deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited;

                 (12) power to exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payments of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith and to hold and retain any securities or other property which it may so acquire;

                 (13) power to make distributions in cash or in specific property, real or personal, or an undivided interest therein, or partly in cash and partly in such property;

                 (14) power to engage legal counsel, including counsel to the Company or the Trustee in its individual capacity, and any other suitable agents, and to consult with such counsel or agents with respect to the construction of this agreement, the administration of the Trust Fund, and the duties of the Trustee hereunder;

                 (15) power to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, provided that the Trustee shall notify the Committee of all such suits, legal proceedings and claims and, except in the case of a suit, legal proceeding or claim involving solely the Trustee's action or omissions to act, shall obtain the written consent of the Committee before settling, compromising or submitting to binding arbitration any claim, suit or legal proceeding of any nature whatsoever;

                 (16) power, upon the written direction of the Committee, to enter into any contract or policy with an insurance company or companies, for the purpose of insurance coverage or otherwise, provided that, except as provided in Article THIRD, the Trustee shall be the sole owner of all such contracts or policies and all such contracts or policies shall be held as assets of the Trust Fund;

                 (17) power to make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

                 (18) power to transfer assets of the Trust Fund to a successor trustee as provided, in Article TWELFTH; and

                 (19) power to exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held by the Trust Fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article FOURTH or otherwise in the best interests of the Trust Fund.

                 Notwithstanding the foregoing, in the event that an investment manager is appointed pursuant to Article SECOND hereof, such investment manager shall exercise such of the powers enumerated in this Article FOURTH and otherwise contained in this agreement with respect to the portion of the Trust Fund subject to its control as may be specified in the instrument under which the investment manager was appointed.

                 FIFTH: Guaranteed Income Contracts. The Trustee may, at the direction of the Committee, (i) enter into one or more contracts with legal reserve life insurance companies, the rate of return from which is fixed by the terms of such contracts, (ii) transfer to any such insurance companies a portion of the Trust Fund in accordance with any such contracts, and (iii) hold any such contracts as a part of the Trust Fund until directed otherwise by the Committee. The Committee shall give such direction to the Trustee by delivering to the Trustee a copy of the action of the Committee signed by at least two members thereof, which shall specifically refer to this Article FIFTH and direct the Trustee to so act. The Committee may direct the Trustee to (i) request any information from any such insurance companies necessary or appropriate to make an investment decision, (ii) demand or accept withdrawals or other distributions under any such contracts, (iii) exercise or not to exercise any rights, powers, privileges and options under any such contracts and (iv) assign, amend, modify or terminate any such contracts. The Trustee shall take no action with respect to any such contracts except at the direction of the Committee. The Trustee shall incur no liability for complying with or failing to comply with any direction of the Committee unless the Trustee's action is prima facie contrary to ERISA or contrary to the Trustee's duties and responsibilities under this agreement. Any insurance companies issuing any contracts as hereinabove described may deal with the Trustee as the absolute owner of any such contracts and need not inquire as to the authority of the Trustee to act with regard to such contracts. Any such insurance company may accept and rely upon any communication from the Trustee which is signed by an officer of the Trustee. For purposes of this agreement, any such insurance company shall be considered to be an investment manager with regard to the assets of the Plan subject to its control. In no event shall the underlying assets of such insurance company in which such contracts are invested be considered assets of the Plan or part of the Trust Fund.

                 SIXTH: Fiduciary Standards. The Trustee (or any investment manager appointed pursuant to Article SECOND hereof) shall (i) discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (ii) subject to the investment funds specified in the Plan, if any, to the extent required by ERISA diversify the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (iii) discharge its duties in accordance with the provisions of the Plan and this agreement insofar as such provisions are consistent with ERISA.

                 The Trustee (or any investment manager appointed pursuant to Article SECOND hereof) shall not engage in any transaction which it knows or should know violates Section 406 of ERISA. Notwithstanding the foregoing, the Trustee (or any investment manager appointed pursuant to Article SECOND hereof) may, in accordance with any appropriate exemption provided under

ERISA or upon the approval of the Secretary of the Department of Labor, enter into any transaction otherwise prohibited under Section 406 of ERISA.

                 The Trustee shall not be responsible for the administration of the Plan, for determining the funding policy of the Plan or the adequacy of the Trust Fund to meet and discharge liabilities under the Plan. The Trustee shall not be responsible for any failure of the Committee or the Company to discharge any of their respective responsibilities with respect to the Plan nor be required to enforce payment of any contributions to the Trust Fund.

                 SEVENTH:  Prohibition of Diversion.

                 (a) At no time prior to the satisfaction of all liabilities with respect to participants in the Plan and their beneficiaries shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of such participants and their beneficiaries. Except as provided in paragraphs (b), (c) and (d) below, and Article THIRTEENTH, the assets of the Trust Fund shall never inure to the benefit of the Company and shall be held for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries.

                 (b) In the case of a contribution that is made by the Company by a mistake of fact, paragraph (a) above shall not prohibit the return to the Company of such contribution at the direction of the Committee within one year after the payment of the contribution.

                 (c) If a contribution by the Company is expressly conditioned on qualification of the Plan under Section 401 of the Code, and if the Plan does not so quality, then paragraph (a) above shall not prohibit the return to the Company of such contribution at the direction of the Committee within one year after the date of denial of qualification of the Plan, to the extent permitted by ERISA and the Code.

                 (d) If a contribution by the Company is expressly conditioned upon the deductibility of the contribution under Section 404 of the Code, then to the extent such deduction is disallowed, paragraph (a) above shall not prohibit the return to the Company of such contribution at the direction of the Committee, to the extent disallowed, within one year after the date of such disallowance.

                 EIGHTH: Hold Harmless. To the maximum extent permitted by ERISA and other applicable law, the Trustee shall not be liable for and the Company shall indemnity the Trustee against, and agrees to hold the Trustee harmless from, all liabilities and claims (including attorney's fees and expenses in defending against such liabilities and claims) against the Trustee, arising from the Trustee's performance of its duties in conformance with the terms of the Plan and this Agreement, including any liability and claim arising with regard to the provisions of Article SECOND, unless such liability or claim results from reckless or willful acts of commission or omission by the Trustee. To the maximum extent permitted by ERISA and other applicable law, the Trustee shall not be liable for acting or not acting in accordance with any written direction of the Committee or an investment manager designated under Article SECOND, or, where an investment manager has been designated, failing to act in the absence of any such direction, including, without limitation, any claim or liability that may be asserted against the Trustee on account of failure to receive securities purchased, or failure to deliver securities sold pursuant to orders issued by an investment manager and the Company shall indemnity the Trustee against and agrees to hold the Trustee harmless from, all such liabilities and claims (including attorney's fees and expenses in defending against such liabilities and claims). The foregoing indemnifications shall also apply to liabilities and claims against the Trustee arising from any breach of fiduciary responsibility by a fiduciary other than the Trustee, unless the Trustee (i) participates knowingly in or knowingly undertakes to conceal such breach, (ii) has enabled such fiduciary to commit such breach by its failure to exercise its fiduciary duties under ERISA or (iii) has actual knowledge of such breach and fails to take reasonable remedial action to remedy such breach.

                 NINTH: Accounts. The Trustee shall keep records of all transactions relating to the Trust Fund, which shall be made available at all reasonable times to persons designated by the Administrative Committee or as may be required by law. The Trustee shall render an accounting to the Company and the Committee at least annually. The Committee may approve such account on behalf of itself and the Company by an instrument in writing delivered to the Trustee. If the Committee does not file with the Trustee objections to any such account within 120 days after its receipt, the Committee shall be deemed to have approved such account on behalf of itself and the Company. In such case, or upon the written approval of the Committee of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Committee and the Company for its acts or failures to act described in such account. Except to the extent otherwise provided in ERISA, no person, other than the Company or the Committee, may require an accounting or bring any action against the Trustee with respect to the Trust Fund. The Trustee shall render to the Committee, at least quarterly, a statement of the Trust Fund assets and their values and, whenever a contribution is made to the Trust Fund other than in cash, a statement of the value of such property on the date it is received by the Trustee.

                 Nothing contained in this agreement or in the Plan shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts, or for instructions with regard to the Trust, the only necessary parties thereto in addition to the Trustee shall be the Committee. If the Trustee so elects, it may join as a party or parties defendant any other person or persons.

                 TENTH: Committee. The Company shall certify to the Trustee the names of the persons from time to time constituting the Committee. All directions to the Trustee by the Committee shall be in writing, and shall be properly certified by a member thereof (or two members thereof if Article FIFTH is applicable). The Trustee shall be entitled to rely without further inquiry upon all such written directions received from the Committee.

                 ELEVENTH: Compensation and Expenses. The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon from time to time by the Company and the Trustee. Unless paid by the Company, such compensation, reasonable attorneys' fees incurred in the administration of the Trust Fund, all taxes levied or assessed against the Trust Fund, and such other expenses as are reasonably incurred in the administration of the Trust Fund shall be paid from the Trust Fund.

                 TWELFTH: Resignation of Trustee. The Trustee may resign at any time by giving thirty (30) days written notice to the Company. The Board of Directors of the Company may remove the Trustee at any time by giving thirty
(30) days' written notice to the Trustee. In the case of the resignation or removal of the Trustee, the Board of Directors of the Company shall appoint a successor trustee who shall have the same powers and duties as those conferred upon the Trustee. Upon the resignation or removal of the Trustee and the appointment of a successor trustee, the Trustee shall account for the administration of the Trust Fund up to the date of its resignation or removal in the manner provided in Article NINTH hereof and, upon the approval or deemed approval of such account, the Trustee shall transfer to the successor trustee all of the assets then constituting the Trust Fund and the Trustee shall to the maximum extent permitted by ERISA be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions; provided, however, that the Trustee may, in its sole discretion, transfer such assets prior to the completion of such accounting if the Company agrees thereto in writing, such writing to include such limitations on the Trustee's liability therefor as the Trustee may deem appropriate. The term "Trustee" as used in this agreement shall be deemed to apply to any successor trustee acting hereunder.

                 THIRTEENTH: Amendment. The Board of Directors of the Company may amend all or part of this agreement at any time provided, however, that any amendment shall not be effective until the instrument of amendment has been agreed to and executed by the Trustee. Any such amendment or modification of this agreement may be retroactive if necessary or appropriate to quality or maintain the Trust as a part of a plan and trust exempt from Federal income taxation under Sections 401(a) and 501(a) of the Code, the provisions of ERISA, or any other applicable provisions of Federal or state law, as now in effect or hereafter amended or adopted, and any regulations issued thereunder, including, without limitation, any regulations issued by the United States Treasury Department, or the United States Department of Labor.

                 Notwithstanding anything contained in this Article THIRTEENTH to the contrary, no amendment shall divert any part of the Trust Fund to, and no part of the Trust Fund shall be used for, any purpose other than for the exclusive purpose of providing benefits to participants and their beneficiaries; provided, however, that nothing in this Article THIRTEENTH shall be deemed to limit or otherwise prevent the payment from the Trust Fund of expenses and other charges as provided in Article ELEVENTH.

                 FOURTEENTH: Termination. This agreement and the trust hereby created may be terminated at any time by the Board of Directors of the Company by written notice, executed and acknowledged so as to authorize it to be recorded in the State of New York and delivered to the Trustee. Upon receipt of such notice of termination, the Trustee shall, after payment of all expenses incurred in the administration of the Trust Fund and such compensation as the Trustee may be entitled to, and upon approval of the appropriate governmental or quasi-governmental authorities (if such approval shall be required under applicable law or desired by the Trustee), then distribute the Trust

Fund in cash or in kind to such persons or entities, including the Company, at such time and in such amounts as the Committee shall direct, which direction shall be in conformity with the provisions of the Plan and ERISA.

                 FIFTEENTH: Plan-To-Plan Transfers: Rollovers. The Trustee may transfer all of the property representing a participant's vested interest in the Plan to the trustees of any trust qualified under Section 401(a) of the Code. The Trustee may make such a transfer only at the direction of the Committee.

                 The Trustee may accept as part of the Trust Fund such property as is acceptable to the Trustee which represents a participant's retirement benefits transferred from a trust qualified under Section 401(a) of the Code or transferred from the participant or an individual retirement account as a permissible rollover under Section 402(a)(5) or 408(d)(3) of the Code. The Trustee may accept such a transfer only at the direction of the Committee. The amount of such benefits shall at all times be separately accounted for by the Company. A participant shall at all times be fully vested in any property so transferred as a rollover to the Trust Fund. Such property shall be distributed to the participant or his beneficiary at the direction of the Committee within the time required for distribution of his retirement benefits under the applicable provisions of the Plan.

                 SIXTEENTH: Adopting Employers. An affiliated corporation of the Company which has adopted the Plan in accordance with its terms shall become a party to this agreement by delivering to the Company and the Trustee a certified copy of a resolution of its board of directors to the effect that it agrees to adopt the Plan, to become a party to this agreement, and to be bound by all the terms and conditions of the Plan and this Agreement. The Company shall have the sole authority to enforce this agreement on behalf of any such affiliated corporation and the Trustee shall in no event be required to deal with any such affiliated corporation except by dealing with the Company as its agent. Irrespective of the number of affiliated corporations which may become parties to this agreement, the Trustee shall in all respects invest and administer the Trust Fund as a single fund for investment and accounting purposes without allocation of any part of the Trust Fund as between the Company and any such affiliated corporation.

                 An affiliated corporation which has adopted the Plan shall cease to be a party to this agreement upon the Company delivering to the Trustee a certified copy of a resolution of such affiliated corporation's board of directors terminating its participation in the Plan. In such event, or in the event of the merger, consolidation, sale of property or stock, separation, reorganization or liquidation of the Company or of any such affiliated corporation, or in the event of the establishment, modification or continuance of any other retirement plan which separately or in conjunction with this Plan qualifies under Section 401(a) of the Code, the Trustee shall continue to hold the portion of the Trust Fund which is attributable to the participation in the Plan of the employees and their beneficiaries affected by such termination or by such transaction, and this agreement shall continue in force with respect to such portion, until otherwise directed by the Committee, in accordance with the provisions of the Plan and ERISA.

                 SEVENTEENTH: Alienation. No interest in the Trust Fund shall be assignable or subject to anticipation, sale, transfer, mortgage, pledge, charge, garnishment, attachment, bankruptcy or encumbrance or levy of any kind, and the Trustee shall not recognize any attempt to assign, sell, transfer, mortgage, pledge, charge, garnish, attach or otherwise encumber the same except to the extent that such attempt is made pursuant to a court order determined by the plan administrator to be a qualified domestic relations order, as defined in Section 414 of the Code and Section 206 of ERISA.

                 EIGHTEENTH: Bond. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this agreement except as required by law.

                 NINETEENTH: Successors. This agreement shall be binding upon the respective successors and assigns of the Company and the Trustee. Any corporation which shall, by merger, consolidation, purchase or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession, and without any appointment or other action by any person, be and become successor Trustee hereunder.

                 TWENTIETH: Communications. Communications to the Company or the Committee shall be addressed to the Company, or to the Committee in care of the Company, as the case may be, at THE WESTERN COMPANY OF NORTH AMERICA, 515 Post Oak Boulevard, Suite 1200, Houston, Texas 77027; provided, however, that upon the Company's written request such communications shall be sent to such other address as the Company may specify.

                 Communications to the Trustee shall be addressed to:
                          United States Trust Company of New York
                          114 West 47th Street
                          New York, NY 10036

                          Attention:  Peter C. Arrighetti

provided; however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify. No communication shall be binding on the Trustee until it is received by the Trustee.

                 TWENTY FIRST: Governing Law. This agreement shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of New York.

                 IN WITNESS WHEREOF the Company, the Trustee and the Prior Trustees have executed this instrument as of the 1st day of July, 1992.


ATTEST:


/S/ Yvette Santiesteban                            By:     /S/ Graham L. Adelman
- ---------------------------------------------              -----------------------------------------------
Title:   Compensation/Benefits Admin.              Title:  Senior Vice President


ATTEST:                                            UNITED STATES TRUST COMPANY
                                                   OF NEW YORK


/S/ J.C. Webster                                   By:     /S/ Peter C. Arrighetti
- ---------------------------------------------              -----------------------------------------------
Title:                                             Title:  Vice President
                                                           U.S. Trust Co. of New York
                                                           114 West 47th Street
(Corporate Seal)                                           New York, NY 10036

STATE OF NEW YORK                           )
                                             :ss.:
COUNTY OF NEW YORK                          )

                 On the day of July 1, 1992 before me personally came Graham L. Adelman, to me known, who being by me duly sworn, did depose and say that he resides at 515 Post Oak Blvd.; that he is Senior Vice President of The Western Co. of N. America, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order of the partnership.



                                                   /S/ Virginia S. Everett
                                                   ---------------------------
                                                   Notary Public

(Notarial Seal)